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                                                                   EXHIBIT 11.1

                                   AWARE, INC.
                        COMPUTATION OF BASIC AND DILUTED
                               NET LOSS PER SHARE

                                                                                  Three Months Ended
                                                                                     September 30,
                                                                             -----------------------------
                                                                                  1998            1997
                                                                             ------------    -------------
Net loss .................................................................     $  (77,772)     $(2,145,946)
                                                                               ===========     ===========
Weighted average number of common shares outstanding:
     Common stock ........................................................     20,636,604       19,430,032
     Other ...............................................................             --              --
                                                                               ----------      -----------
       Common shares outstanding for purpose of calculating basic
               net loss per share ........................................     20,636,604      1 9,430,032

Common stock equivalents to reflect dilution:
       Option common stock equivalent shares .............................             --              --
                                                                               -----------     -----------

     Total shares for purpose of calculating diluted net
           loss per share ................................................     20,636,604       19,430,032
                                                                               ==========      ===========

Basic net loss per share .................................................     $    (0.00)     $      (0.11)
                                                                               ==========      ============
Diluted net loss per share ...............................................     $    (0.00)     $      (0.11)
                                                                               ==========      ============

                                                                                  Nine Months Ended
                                                                                     September 30,
                                                                             -----------------------------
                                                                                  1998           1997
                                                                             ------------    -------------

Net loss .................................................................    $(2,824,187)    $(2,697,646)
                                                                              ============    ===========

Weighted average number of common shares outstanding:
     Common stock ........................................................     20,192,611      19,257,651
     Other ...............................................................             --              --
                                                                              -----------     -----------
       Common shares outstanding for purpose of calculating basic
               net loss per share ........................................     20,192,611      19,257,651

Common stock equivalents to reflect dilution:
       Option common stock equivalent shares .............................             --              --
                                                                              -----------     -----------
     Total shares for purpose of calculating diluted net
           loss per share ................................................     20,192,611      19,257,651
                                                                              ===========     ===========
Basic net loss per share .................................................    $     (0.14)    $     (0.14)
                                                                              ===========     ===========
Diluted net loss per share ...............................................    $     (0.14)    $     (0.14)
                                                                              ===========     ===========
